Exhibit 10.2
Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.
Merck KGaA . Germany . Frankfurter Str. 250 . 64293 Darmstadt

Idera Pharmaceuticals, Inc.	Date	19.05.2011
Steven J. Ritter, Ph.D., J.D.	Division/Dept.	Corp. Legal & Intel. Property / CL-S
Vice President — Intellectual Property and Contracts	Care of	Dr. Simone Heitz
167 Sidney Street	Phone	+49 61 51 72-2160
Cambridge, MA 02139	Fax	+49 61 51 72-2373
USA	E-Mail	simone.heitz@merck.de
Our license agreement dated December 18, 2007, effective February 4, 2008 (the “Agreement”)
Dear Steve,
It is recognized that Idera has met its obligations of delivering [**] Follow-on Compounds in accordance with Section 3.6 of the Agreement. Merck is actively characterizing these Follow-on Compounds toward a goal of selecting [**] for possible development. As this characterization is currently ongoing, Merck requests that Idera allow Merck to extend the period of time for selecting the Follow-on Compounds such that Merck’s right to make a selection pursuant to Section 3.6 of the Agreement would expire on [**]. This addition time will enable Merck to further characterize the Follow-on Compounds and make a more informed decision in the selection process based on additional preclinical experiments. During this additional time period, Idera’s role in Merck’s selection process is expected to be passive and no additional resources are expected to be provided by Idera under the terms of the Agreement.
If you are in agreement with the above please indicate so by returning the attached duplicate of this letter duly signed.
Very truly yours,

Merck KGaA		Agreed:

i.V.	i.V.	Idera Pharmaceuticals, Inc.

/s/ Astrid Perschl Dr. Astrid Perschl	/s/ Simone Heitz Dr. Simone Heitz	/s/ Louis J. Arcudi Louis J. Arcudi, III

Merck KGaA · Germany
Frankfurter Str. 250	Corporation with General Partners	Executive Board and General Partners:
64293 Darmstadt	Commercial Register AG Darmstadt HRB 6164
Phone +49 6151 72-0	Registered Office: Darmstadt	Karl-Ludwig Kley (Chairman),
Fax +49 6151 72-2000	Chairman of the Supervisory Board:	Michael Becker, Kai Beckmann,
www.merck.de	Rolf Krebs	Stefan Oschmann, Bernd Reckmann